CBNK Reports 2Q ROA of 1.60% and EPS of $0.78
Growth across Loans, Deposits, and Cards accompanied
by Improving Credit Delivers Strong Profitability
Second Quarter 2025 Highlights
•GAAP Net Income of $13.1 million, or $0.78 per share, and return on average assets ("ROA") of 1.60%
◦Core net income(1) of $14.2 million, or $0.85 per share, and core ROA(1) of 1.73%
•Book value per common share of $22.92 at June 30, 2025, increased $0.73 compared to 1Q 2025, and increased $3.66 when compared to 2Q 2024
◦Tangible book value per share(1) of $20.64, increased 4.2% (not annualized), or $0.83 as compared to 1Q 2025, and increased 7.2%, or $1.38 compared to 2Q 2024
•Return on average equity ("ROE") of 14.17%, and return on average tangible common equity ("ROTCE")(1) of 16.10%
◦Core ROE(1) of 15.33%, and core ROTCE(1) of 17.39%
•Gross Loans(2) grew $61.4 million, or 9.2% (annualized), during 2Q 2025, and growth of $718.2 million year-over-year including $344.7 million from organic growth and $373.5 million from the IFH acquisition
•Total deposits grew $49.4 million, or 6.9% (annualized), from 1Q 2025. Year-over-year growth of $840.3 million includes $381.3 million from organic growth, and $459.0 million from the acquisition of IFH, or 44.2% from 2Q 2024
◦Customer Deposit3 growth of $87.1 million, or 13.5% (annualized) from 1Q 2025, and $725.3 million year-over-year, or 37.3% from 2Q 2024, including $431.8 million of organic growth, and $293.5 million from the acquisition of IFH
•Net Interest Income increased $1.6 million, or 3.5% (not annualized), from 1Q 2025 due to strong balance sheet growth from the Commercial Bank , and increased $10.6 million, or 28.6%, year-over-year, primarily driven by strong organic growth and the acquisition of IFH
•Net Interest Margin ("NIM") of 6.04% decreased 1 bps compared to 1Q 2025 and decreased 42 bps compared to 2Q 2024 due to the acquisition of commercial loans from IFH, diluting the impact from OpenSky™
◦Commercial Bank NIM(1) of 4.36% increased by 4 bps, or 7 bps when excluding purchase accounting accretion ("PAA"), when compared to 1Q 2025, and 46 bps,or 30 bps excluding PAA, compared to 2Q 2024
▪2Q 2025 net PAA of $1.3 million, or 16 bps of NIM and Commercial Bank NIM(1), decreased $0.2 million, or 3 bps, compared to 1Q 2025
•The allowance for credit losses to total loans ("ACL Coverage Ratio") equaled 1.73% at June 30, 2025 down 8 bps from March 31, 2025 and up 20 bps from June 30, 2024, primarily due to the acquisition of IFH loans. The Commercial Bank ACL Coverage Ratio(1) equaled 1.56% at June 30, 2025, compared to 1.67% at March 31, 2025
•Fee Revenue (noninterest income) totaled $13.1 million, or 21.6% of total revenue for 2Q 2025, an increase of $0.6 million, from 1Q 2025 and an increase of $6.2 million, from 2Q 2024
•Cash Dividend of $0.12 per share declared by the Board of Directors, an increase of 20% from 1Q 2025
•Shares repurchased and retired during the three months ended June 30, 2025, as part of the Company's stock repurchase program, totaled 93,170 shares at an average price of $26.66, for a total cost of $2.5 million including commissions
(1) As used in this press release, core net income, core ROA, core ROE, ROTCE, core ROTCE, Commercial Bank NIM, Commercial Bank ACL Coverage Ratio, and Tangible Book Value are non–U.S. generally accepted accounting principles ("GAAP") financial measures. These non-GAAP financial metrics exclude merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.
(2) Gross loans represent portfolio loans receivable, net of deferred fees and costs
(3) Customer Deposits represents total deposits excluding brokered deposits

Rockville, Maryland, July 28, 2025 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $13.1 million, or $0.78 per diluted share, for 2Q 2025, compared to net income of $13.9 million, or $0.82 per diluted share, for 1Q 2025, and $8.2 million, or $0.59 per diluted share, for 2Q 2024. Core net income(1) for 2Q 2025 of $14.2 million, or $0.85 per diluted share, compared to $14.9 million, or $0.88 per diluted share in 1Q 2025.
The Company also declared a cash dividend on its common stock of $0.12 per share, a 20% increase from the prior quarterly dividend. The dividend is payable on August 27, 2025 to shareholders of record on August 11, 2025.
“We are pleased with the significant progress we are making on our Strategic Plan, demonstrated by our record results for the first half of 2025” said Ed Barry, CEO of the Company and the Bank. “Our teams continue to unlock the value of our acquisition of IFH, grow the franchise, and strengthen our diversified business model."
"Although earnings did not advance quarter over quarter, our continued focus on growing commercial and industrial loans, our success at building core deposits, and our strong net interest margin have the Commercial Bank well-positioned for profitable growth,” said Steven J. Schwartz, Chairman of the Company. “As the integration of the IFH transaction progresses, we are pleased that we have been able to maintain our fee revenue above 20% of total revenue. And, in the absence of any unexpected headwinds, which do not appear to be materializing at present, our multiple growth levers provide the means to achieve robust EPS and TBV growth. This marks the 4th consecutive year that we have increased our dividend payout. Our consistent dividend payments and continued stock buybacks evidence our sustained commitment to reward our shareholders.”

Reconciliation of GAAP Net Income to Core (Non-GAAP) Net Income
The following table provides a reconciliation of the Company's net income under GAAP to Core net income (non-GAAP) results excluding merger-related expenses and other one-time non-recurring transactions.

	Second Quarter 2025				First Quarter 2025
(in thousands, except per share data)	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
GAAP Net Income	$17,099	$3,963	$13,136	$0.78	$18,297	$4,365	$13,932	$0.82
Add: Merger-Related Expenses	1,398	328	1,070		1,266	302	964
Core Net Income(1)	$18,497	$4,291	$14,206	$0.85	$19,563	$4,667	$14,896	$0.88

	Six Months Ended June 30, 2025
(in thousands except per share data)	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
GAAP Earnings	$35,396	$8,328	$27,068	$1.60
Add: Merger-Related Expenses	2,664	630	2,034
Core Net Income(1)	$38,060	$8,958	$29,102	$1.72
Note: The income tax expense reflects the non-deductibility of certain merger-related expenses.

1 As used in this press release, core net income is a non-GAAP financial measure. This non-GAAP financial metric excludes merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Second Quarter 2025 Results
Earnings Summary
Net income of $13.1 million, or $0.78 per diluted share, compared to net income of $13.9 million, or $0.82 per diluted share, for 1Q 2025, and $8.2 million or $0.59 per diluted share, for 2Q 2024. 2Q 2025 core net income(1) of $14.2 million, or $0.85 per diluted share, compared to 1Q 2025 of $14.9 million, or $0.88 per diluted share.
•Net interest income of $47.6 million increased $1.6 million, or 3.5% (not annualized), compared to 1Q 2025, and increased $10.6 million, or 28.6%, year-over-year.
◦Interest income of $64.6 million increased $1.8 million, or 2.9% (not annualized), over 1Q 2025, and increased $14.0 million, or 27.6%, year-over-year. The increase quarter-over-quarter was driven by an increase from Commercial Bank loan interest income due to portfolio growth, while the increase year-over-year was primarily driven by organic growth and the acquisition of IFH.
▪Interest income included $0.4 million from net purchase accounting accretion in 2Q 2025, flat compared to 1Q 2025. There was no impact related to purchase accounting during 2Q 2024.
◦Interest expense of $16.9 million increased $0.2 million, or 1.4% (not annualized) compared to 1Q 2025, and increased $3.4 million, or 24.9%, year-over-year. The increase quarter-over-quarter was mainly due to a lower benefit from net purchase accounting accretion, as higher deposit volumes were offset by lower deposit rates. The increase year-over-year was driven by organic growth and the acquisition of IFH.
▪Interest expense included a $0.9 million benefit from net purchase accounting accretion in 2Q 2025 compared to a $1.1 million benefit in 1Q 2025. There was no impact related to purchase accounting during 2Q 2024.
•The 2Q 2025 provision for credit losses was $4.1 million, an increase of $1.8 million from 1Q 2025. The increase over the prior quarter was primarily driven by $1.1 million from OpenSky™ due to higher volumes in both the secured and unsecured portfolio, and $0.7 million from the Commercial Bank due to higher charge-offs not previously provided for. Net charge-offs totaled $5.1 million, or 0.75% of portfolio loans (annualized), including $3.0 million from the Commercial Bank and $2.1 million from OpenSky™ loans. The Commercial Bank charge-offs were driven by $2.1 million from balances charged off from the acquired IFH portfolio, including a loan sale resulting in a charge-off of $1.5 million. Net charge-offs for 1Q 2025 totaled $2.4 million, or 0.38% of portfolio loans (annualized), mainly driven by $2.3 million from OpenSky™ loans.
◦At June 30, 2025, the ACL Coverage Ratio was 1.73%, down 8 bps from the ratio of 1.81% at March 31, 2025, primarily due to the sale during the quarter of a purchase credit deteriorated ("PCD") loan acquired from IFH .
1 As used in this press release, core net income is a non-GAAP financial measure. This non-GAAP financial metric excludes merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Earnings Summary (Continued)
•Fee Revenue of $13.1 million increased $0.6 million, compared to 1Q 2025 and increased $6.2 million year-over-year primarily due to the contributions made by the businesses IFH brought to the merged entity. During 2Q 2025, core fee revenue(1) of $13.1 million increased $0.6 million as a result of $2.0 million higher government lending revenue (net gain on sale), $0.6 million higher credit card fees from OpenSky™, and $0.1 million higher government loan servicing revenue (Windsor Advantage™), offset by a $1.1 million negative impact from the fair value adjustment related to the loan servicing portfolio, and $1.0 million lower other income. Core fee revenue mix was 21.6% of total revenue for 2Q 2025, compared to 21.4% during 1Q 2025, and 15.7% during 2Q 2024.
•Noninterest expense of $39.6 million increased $1.5 million compared to 1Q 2025 and $10.1 million compared to 2Q 2024. Core noninterest expense(1) of $38.2 million increased $1.4 million compared to 1Q 2025 and $8.8 million compared to 2Q 2024. Core comparisons include:
◦The increase of $1.4 million quarter-over-quarter was driven by an increase from personnel expenses, growth from business related activities including costs associated with servicing the USDA portfolio, and continued investments in technology including the implementation of a new digital banking solution.
◦Year-over-year expense growth of $8.8 million was primarily due to the acquisition of IFH.
•Income tax expense of $4.0 million, or 23.2% of pre-tax income for 2Q 2025, decreased $0.4 million from $4.4 million, or 23.9% of pre-tax income for 1Q 2025. The core effective income tax rate(1) for 2Q 2025 and 1Q 2025 would have been 23.2% and 23.7%, respectively.
1 As used in this press release, core fee revenue, core noninterest expense, and core effective income tax rate are non-GAAP financial measures. These non-GAAP financial metrics exclude merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Balance Sheet
Total assets of $3.4 billion at June 30, 2025 increased $38.9 million, or 4.7% (annualized), from March 31, 2025. Total assets growth year-over-year of $1.0 billion, or 39.0%, included $559.4 million acquired with the IFH acquisition, net of purchase accounting, and $440.6 million of organic growth.
•The $38.9 million growth in total assets quarter-over-quarter is primarily driven by Gross Loan growth of $61.4 million, Investment portfolio growth of $15.5 million, partially offset by decreases in total Cash of $19.4 million and Loans Held for Sale of $13.7 million.
•Gross Loans of $2.74 billion at June 30, 2025 increased $61.4 million, or 9.2% (annualized), from March 31, 2025 and increased $718.2 million year-over-year including $373.5 million from the acquisition of IFH and $344.7 million of organic growth.
◦Compared to March 31, 2025, the growth of $61.4 million was primarily driven by $26.7 million from commercial real estate, $17.1 million from residential real estate, $12.3 million from OpenSky™, and $9.3 million from lender finance.
◦Commercial and industrial loans, plus owner-occupied commercial real estate loans totaled 37.6% of total portfolio loans at June 30, 2025, consistent with the prior quarter, and 28.4% at June 30, 2024.
•Total deposits of $2.94 billion at June 30, 2025 increased $49.4 million, or 6.9% (annualized), from March 31, 2025, and increased $840.3 million, or 40.0% (annualized) from June 30, 2024. The increase quarter-over-quarter includes $47.8 million of growth in customer money market deposits, $24.8 million of noninterest-bearing deposits, and $23.0 million from interest-bearing demand accounts, partially offset by a decrease in brokered time deposits of $37.7 million and $8.6 million of customer time deposits. The increase of $840.3 million year-over-year is driven by $459.0 million from the acquisition of IFH and $381.3 million from organic growth.
◦Insured and protected1 deposits were approximately $2.1 billion as of June 30, 2025 representing 69.9% of the Company's deposit portfolio.
◦Low-and-no interest-bearing DDA deposits of $1.2 billion, or 39.8% of deposits, increased $47.8 million, or 17.1% (annualized) from 1Q 2025, and increased $214.4 million, or 22.4% year-over-year, including $122.9 million of organic growth, and $91.5 million from the acquisition of IFH.
▪The average rate on the low-and-no interest-bearing deposits was 0.14% for 2Q 2025, a decrease of 1 bps from 1Q 2025 and an increase of 8 bps year-over-year.
•The average portfolio loans-to-deposit ratio was 96.2% for 2Q 2025, compared to 95.2% for 1Q 2025, and 99.1% for 2Q 2024.
•The investment securities portfolio continues to be classified as available-for-sale and had a fair market value of $228.9 million, or 6.8% of total assets, an effective duration of 2.7 years, with U.S. Treasury Securities representing 60% of the overall investment portfolio at June 30, 2025. The accumulated other comprehensive income (loss) on the investment securities portfolio improved $1.1 million during the quarter to negative $8.1 million after-tax as of June 30, 2025, which represents 2.1% of total stockholders' equity. The Company does not have a held-to-maturity investment securities portfolio.
•Liquidity – The Company maintains stable and reliable sources of available borrowings, generally consistent with prior quarter. Sources of available borrowings at June 30, 2025 totaled $834.8 million, compared to $820.9 from 1Q 2025. During 2Q 2025, available collateralized lines of credit totaled $750.6 million, unsecured lines of credit with other banks totaled $76.0 million and unpledged investment securities available as collateral for potential additional borrowings of $8.2 million.
1 Protected deposits includes deposits that are indirectly protected under the product terms

•Capital Positions – As of June 30, 2025, the Company reported a Common Equity Tier-1 capital ratio of 13.58%, compared to 13.24% at March 31, 2025. At June 30, 2025, the Company and the Bank maintained regulatory capital ratios that exceed all capital adequacy requirements.
◦Shares repurchased and retired during the three months ended June 30, 2025, as part of the Company's stock repurchase program, totaled 93,170 shares at an average price of $26.66, for a total cost of $2.5 million including commissions. There is $11.9 million remaining to be repurchased under the authorized and approved stock repurchase plan. The stock repurchase program will expire on February 28, 2026.

Financial Metrics
Net Interest Margin – NIM of 6.04% for 2Q 2025, decreased 1 bps compared to the prior quarter, and decreased 42 bps year-over-year. Commercial Bank NIM(1), of 4.36% increased 4 bps, compared to the prior quarter, and increased 46 bps year-over-year. Net purchase accounting accretion for 2Q 2025 was 16 bps for NIM and Commercial Bank NIM(1).
•The average yield on interest earning assets of 8.19% decreased 5 bps compared to the prior quarter, due to minor changes in portfolio mix, and decreased 63 bps year-over-year primarily due to the acquisition of commercial loans diluting the positive impact from OpenSky™. The Commercial Bank Loan Yield(1) of 7.14% for 2Q 2025 was flat compared to 1Q 2025, and increased 10 bps year-over-year.
•The total cost of deposits of 2.36% for 2Q 2025 decreased 6 bps compared to the prior quarter due to lower rates on most products and mix shift and decreased 25 bps year-over-year. The total cost of interest-bearing deposits decreased 8 bps quarter-over-quarter, and 57 bps year-over-year, to 3.29% for 2Q 2025 primarily due to changes in product mix.
•Net purchase accounting accretion of $1.3 million during 2Q 2025, decreased $0.2 million from 1Q 2025. There was no impact from purchase accounting during 2Q 2024.
Fee Revenue Mix – The fee revenue mix was 21.6% of total revenue for 2Q 2025, compared to 21.4% during 1Q 2025, and 15.7% during 2Q 2024. The core fee revenue mix(1) was consistent with fee revenue mix for these periods.
Credit Metrics and Asset Quality – The ACL Coverage Ratio equaled 1.73% at June 30, 2025, a decrease of 8 bps from March 31, 2025, and an increase of 20 bps year-over-year driven by the acquisition of IFH.
Nonperforming assets decreased 17 bps to 1.11% of total assets at June 30, 2025 compared to March 31, 2025, primarily due to the sale of a PCD loan acquired from IFH during the quarter, and increased 53 bps year-over-year. Total nonaccrual loans at June 30, 2025 decreased $5.4 million to $37.5 million compared to March 31, 2025, and increased $23.5 million year-over-year, mainly due to the acquisition of IFH. At June 30, 2025, special mention loans totaled $54.2 million, or 2.0% of total portfolio loans, compared to $63.0 million, or 2.4% of total portfolio loans, at March 31, 2025, and $23.3 million, or 1.2% of total portfolio loans, at June 30, 2024. At June 30, 2025, substandard loans totaled $44.6 million, or 1.7% of total portfolio loans, compared to $48.4 million, or 1.8% of total portfolio loans, at March 31, 2025 and $22.1 million, or 1.2% of total portfolio loans, at June 30, 2024.
Efficiency Ratios – The efficiency ratio was 65.1% for 2Q 2025, compared to 64.9% for 1Q 2025 and 67.1% for 2Q 2024. The core efficiency ratio(1) was 62.8%, for 2Q 2025, which was flat compared to the prior quarter, and 66.9% for 2Q 2024.
1 As used in this press release, Commercial Bank NIM, Commercial Bank Loan Yield, core fee revenue mix and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial metrics exclude merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Financial Metrics (Continued)
Performance Ratios – ROA was 1.60% for 2Q 2025, compared to 1.75% for 1Q 2025, and 1.40% for 2Q 2024. As of June 30, 2024, the Company did not have goodwill or other intangible assets. Core ROA(1) for 2Q 2025 was 1.73%, compared to 1.87% for 1Q 2025, and 1.41% for 2Q 2024.
•ROE was 14.17% for 2Q 2025, compared to 15.56% for 1Q 2025, and 12.53% for 2Q 2024. As of June 30, 2024, the Company did not have goodwill or other intangible assets. Core ROE(1) was 15.33% for 2Q 2025, compared to 16.64% for 1Q 2025, and 12.62% for 2Q 2024.
•ROTCE was 16.10% for 2Q 2025, compared to 17.57% for 1Q 2025, and 12.53% for 2Q 2024. As of June 30, 2024, the Company did not have goodwill or other intangible assets. Core ROTCE(1) for 2Q 2025 was 17.39%, compared to 18.77% for 1Q 2025, and 12.62% for 2Q 2024.
Book Value and Tangible Book Value – Book value per common share of $22.92 at June 30, 2025, increased $0.73 when compared to March 31, 2025, and increased $3.66 when compared to June 30, 2024. Tangible book value per common share(1) increased $0.83, or 4.2%, to $20.64 at June 30, 2025 when compared to March 31, 2025, and increased $1.39, or 7.2%, when compared to June 30, 2024. Tangible book value was impacted by the purchase accounting adjustments required as part of the IFH acquisition. Tangible book value per share(1) was equal to book value per share for periods prior to 4Q 2024.

1 As used in this press release, core ROA, core ROE, ROTCE, core ROTCE, and Tangible Book Value are non-GAAP financial measures. These non-GAAP financial metrics exclude merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Commercial Bank
Loan Growth – Portfolio loans(1) increased $52.0 million at June 30, 2025 compared to March 31, 2025, driven by $10.9 million from CRE owner and non-owner occupied, $17.1 million from residential real estate, and $9.3 million from lender finance loans. Historical gross portfolio loan balances are disclosed in the Composition of Loans table within the Historical Financial Highlights.
Net Interest Income – Interest income of $49.9 million increased $1.8 million from the prior quarter, primarily driven by loan growth and slightly higher loan yields. Interest expense of $16.9 million increased $0.2 million, primarily due to lower benefit from purchase accounting adjustments in 2Q 2025.
Credit Metrics – Nonperforming assets, comprised solely of nonaccrual loans, decreased 17 bps to 1.11% of total assets at June 30, 2025 compared to March 31, 2025. Total nonaccrual loans at June 30, 2025 decreased to $37.5 million compared to $42.9 million at March 31, 2025.
Classified and Criticized Loans – At June 30, 2025, special mention loans totaled $54.2 million, or 2.0% of total portfolio loans, compared to $63.0 million, or 2.4% of total portfolio loans, at March 31, 2025. At June 30, 2025, substandard loans totaled $44.6 million, or 1.7% of total portfolio loans, compared to $45.7 million, or 1.7% of total portfolio loans, at March 31, 2025.

OpenSky™
Accounts – During 2Q 2025, credit card accounts of 585.4 thousand increased by 21.7 thousand, or 3.8% (not annualized) from March 31, 2025, and increased 47.6 thousand, or 8.9% year-over-year.
Loan and Deposit Balances – Secured and unsecured loan balances, net of reserves, of $131..0 million at June 30, 2025 increased by $12.3 million, or 10.4% (not annualized), compared to March 31, 2025. Deposit balances of $168.9 million for 2Q 2025 remained flat compared to 1Q 2025. Gross unsecured loan balances of $46.4 million at June 30, 2025 increased $7.4 million, or 18.9% (not annualized), compared to $39.0 million at March 31, 2025, and increased $12.8 million year-over-year. Gross secured loan balances of $86.4 million at June 30, 2025 increased $5.1 million, or 6.3% (not annualized), compared to $81.3 million at March 31, 2025, and decreased $4.6 million, or 5.0% (not annualized) year-over-year.
Net Interest Income – Interest income of $14.5 million was in-line with the prior quarter. Average OpenSky credit card loan balances, net of reserves and deferred fees of $121.4 million for 2Q 2025, increased $2.7 million, or 2.3% (not annualized), compared to 1Q 2025.
Fee Revenue - Total fee revenue of $4.3 million increased $0.6 million from the prior quarter primarily driven by interchange income due to higher volume and other credit-card related fees.
Noninterest Expense – Total noninterest expense of $13.1 million remained generally consistent with the prior quarter.
OpenSky™ Credit – Portfolio credit metrics continued to be consistent with modeled expectations during 2Q 2025. The provision for credit losses of $2.9 million increased $1.1 million when compared to the prior quarter mainly due to growth in the secured and unsecured portfolio. OpenSky's unsecured loan product continues to be offered exclusively to current and former secured card customers to retain customers who have successfully improved their credit profiles. Unsecured loans have been offered by OpenSky since the fourth quarter of 2021 and have generally performed in accordance with management expectations over that time period.

(1) Portfolio loans represents portfolio loans receivable excluding deferred origination fees

Capital Bank Home Loans
Originations of loans held for sale totaled $80.3 million during 2Q 2025, with $59.7 million of mortgage loans sold resulting in a gain on sale of loans of $1.6 million, representing a 2.68% gain on sale as a percentage of total loans sold. Originations of loans held for sale totaled $65.8 million during 1Q 2025, with $54.1 million of mortgage loans sold resulting in a gain on sale of loans of $1.7 million, representing a 3.07% gain on sale as a percentage of total loans sold.

Windsor Advantage™
Gross government loan servicing revenue totaled $4.7 million, including $1.1 million of Capital Bank related servicing fees, during 2Q 2025. Gross government loan servicing revenue totaled $4.6 million, including $1.0 million of Capital Bank related servicing fees, during 1Q 2025. Windsor's™ total servicing portfolio was $2.9 billion at June 30, 2025, and $2.7 billion at March 31, 2025.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			2Q25 vs 1Q25		2Q25 vs 2Q24
(in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$64,586	$62,760	$50,615	$1,826	2.9%	$13,971	27.6%
Interest expense	16,940	16,713	13,558	227	1.4%	3,382	24.9%
Net interest income	47,646	46,047	37,057	1,599	3.5%	10,589	28.6%
Provision for credit losses	4,081	2,246	3,417	1,835	81.7%	664	19.4%
Provision for credit losses on unfunded commitments	—	—	104	—	—%	(104)	(100.0)%
Noninterest income	13,106	12,549	6,890	557	4.4%	6,216	90.2%
Noninterest expense	39,572	38,053	29,493	1,519	4.0%	10,079	34.2%
Income before income taxes	17,099	18,297	10,933	(1,198)	(6.5)%	6,166	56.4%
Income tax expense	3,963	4,365	2,728	(402)	(9.2)%	1,235	45.3%
Net income	$13,136	$13,932	$8,205	$(796)	(5.7)%	$4,931	60.1%

Pre-tax pre-provision net revenue ("PPNR") (1)	$21,180	$20,543	$14,454	$637	3.1%	$6,726	46.5%
Core PPNR(1)	$22,578	$21,809	$14,537	$769	3.5%	$8,041	55.3%

Common Share Data
Earnings per share - Basic	$0.79	$0.84	$0.59	$(0.05)	(6.0)%	$0.20	33.9%
Earnings per share - Diluted	$0.78	$0.82	$0.59	$(0.04)	(4.9)%	$0.19	32.2%
Core earnings per share - Diluted(1)	$0.85	$0.88	$0.59	$(0.03)	(3.4)%	$0.26	44.1%
Weighted average common shares - Basic	16,584	16,666	13,895
Weighted average common shares - Diluted	16,802	16,925	13,895

Return Ratios
Return on average assets (annualized)	1.60%	1.75%	1.40%
Core return on average assets (annualized)(1)	1.73%	1.87%	1.41%
Return on average equity (annualized)	14.17%	15.56%	12.53%
Core return on average equity (annualized)(1)	15.33%	16.64%	12.62%
Return on average tangible common equity (annualized)(1)	16.10%	17.57%	12.53%
Core return on average tangible common equity (annualized)(1)	17.39%	18.77%	12.62%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Six Months Ended
	June 30,
(in thousands, except per share data)	2025	2024	$ Change	% Change
Earnings Summary
Interest income	$127,346	$98,984	$28,362	28.7%
Interest expense	33,653	26,919	6,734	25.0%
Net interest income	93,693	72,065	21,628	30.0%
Provision for credit losses	6,327	6,144	183	3.0%
Provision for credit losses on unfunded commitments	—	246	(246)	(100.0)%
Noninterest income	25,655	12,862	12,793	99.5%
Noninterest expense	77,625	58,980	18,645	31.6%
Income before income taxes	35,396	19,557	15,839	81.0%
Income tax expense	8,328	4,790	3,538	73.9%
Net income	$27,068	$14,767	$12,301	83.3%

Pre-tax pre-provision net revenue ("PPNR") (1)	$41,723	$25,947	$15,776	60.8%
Core PPNR(1)	$44,387	$26,742	$17,645	66.0%

Common Share Data
Earnings per share - Basic	$1.63	$1.06	$0.57	53.8%
Earnings per share - Diluted	$1.60	$1.06	$0.54	50.9%
Core earnings per share - Diluted(1)	$1.72	$1.10
Weighted average common shares - Basic	16,624	13,907
Weighted average common shares - Diluted	16,872	13,907

Return Ratios
Return on average assets (annualized)	1.68%	1.28%
Core return on average assets (annualized)(1)	1.80%	1.33%
Return on average equity (annualized)	14.85%	11.37%
Core return on average equity (annualized)(1)	15.97%	11.83%
Return on average tangible common equity (annualized)(1)	16.82%	11.37%
Core return on average tangible common equity (annualized)(1)	18.07%	11.83%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Quarter Ended			Quarter Ended
	June 30,			March 31,	December 31,	September 30,
(in thousands, except per share data)	2025	2024	% Change	2025	2024	2024
Balance Sheet Highlights
Assets	$3,388,662	$2,438,583	39.0%	$3,349,805	$3,206,911	$2,560,788
Investment securities available-for-sale	228,923	207,917	10.1%	213,452	223,630	208,700
Mortgage loans held for sale	20,925	19,219	8.9%	34,656	21,270	19,554
Portfolio loans receivable (2)	2,739,808	2,021,588	35.5%	2,678,406	2,630,163	2,107,522
Allowance for credit losses	47,447	30,832	53.9%	48,454	48,652	31,925
Deposits	2,940,738	2,100,428	40.0%	2,891,333	2,761,939	2,186,224
FHLB borrowings	22,000	32,000	(31.3)%	22,000	22,000	52,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	12,062
Total stockholders' equity	380,035	267,854	41.9%	369,577	355,139	280,111
Tangible common equity (1)	342,262	267,854	27.8%	329,936	318,196	280,111

Common shares outstanding	16,582	13,910	19.2%	16,657	16,663	13,918
Book value per share	$22.92	$19.26	19.0%	$22.19	$21.31	$20.13
Tangible book value per share (1)	$20.64	$19.26	7.2%	$19.81	$19.10	$20.13
Dividends per share	$0.10	$0.08	25.0%	$0.10	$0.10	$0.10
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Six Months Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024
Interest income
Loans, including fees	$60,810	$58,691	$58,602	$50,047	$48,275	$119,501	$94,266
Investment securities available-for-sale	1,582	1,861	1,539	1,343	1,308	3,443	2,559
Federal funds sold and other	2,194	2,208	1,566	1,220	1,032	4,402	2,159
Total interest income	64,586	62,760	61,707	52,610	50,615	127,346	98,984

Interest expense
Deposits	16,722	16,512	16,385	13,902	13,050	33,234	25,883
Borrowed funds	218	201	995	354	508	419	1,036
Total interest expense	16,940	16,713	17,380	14,256	13,558	33,653	26,919

Net interest income	47,646	46,047	44,327	38,354	37,057	93,693	72,065
Provision for credit losses	4,081	2,246	7,828	3,748	3,417	6,327	6,144
Provision for credit losses on unfunded commitments	—	—	122	17	104	—	246
Net interest income after provision for credit losses	43,565	43,801	36,377	34,589	33,536	87,366	65,675
Noninterest income
Service charges on deposits	262	258	241	235	200	520	407
Credit card fees	4,298	3,722	3,733	4,055	4,330	8,020	8,211
Mortgage banking revenue	1,754	1,831	1,821	1,882	1,990	3,585	3,443
Government lending revenue	3,112	1,096	2,301	—	—	4,208	—
Government loan servicing revenue	3,644	3,568	3,993	—	—	7,212	—
Loan servicing rights (government guaranteed)	(590)	472	1,013	—	—	(118)	—
Non-recurring equity and debt investment write-down	—	—	(2,620)	—	—	—	—
Other income	626	1,602	1,431	463	370	2,228	801
Total noninterest income	13,106	12,549	11,913	6,635	6,890	25,655	12,862
Noninterest expenses
Salaries and employee benefits	18,460	18,067	16,513	13,345	13,272	36,527	26,179
Occupancy and equipment	2,995	2,910	2,976	1,791	1,864	5,905	3,477
Professional fees	2,422	2,112	2,150	1,980	1,769	4,534	3,716
Data processing	7,520	7,112	7,210	6,930	6,788	14,632	13,549
Advertising	1,371	1,779	1,032	1,223	2,072	3,150	4,104
Loan processing	979	743	969	615	476	1,722	847
Foreclosed real estate expenses, net	—	1	—	1	—	1	1
Merger-related expenses	1,398	1,266	2,615	520	83	2,664	795
Operational losses	933	903	993	1,008	782	1,836	1,713
Regulatory assessment expenses	884	889	554	483	427	1,773	900
Other operating	2,610	2,271	2,502	1,829	1,960	4,881	3,699
Total noninterest expenses	39,572	38,053	37,514	29,725	29,493	77,625	58,980
Income before income taxes	17,099	18,297	10,776	11,499	10,933	35,396	19,557
Income tax expense	3,963	4,365	3,243	2,827	2,728	8,328	4,790
Net income	$13,136	$13,932	$7,533	$8,672	$8,205	$27,068	$14,767

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(audited)	(unaudited)	(unaudited)
(in thousands, except share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Assets
Cash and due from banks	$26,843	$27,836	$25,433	$23,462	$19,294
Interest-bearing deposits at other financial institutions	247,704	266,092	179,841	133,180	117,160
Federal funds sold	59	59	58	58	57
Total cash and cash equivalents	274,606	293,987	205,332	156,700	136,511
Investment securities available-for-sale	228,923	213,452	223,630	208,700	207,917
Restricted investments	7,043	7,031	4,479	5,895	4,930
Loans held for sale	20,925	34,656	21,270	19,554	19,219
Portfolio loans receivable, net of deferred fees and costs	2,739,808	2,678,406	2,630,163	2,107,522	2,021,588
Less allowance for credit losses	(47,447)	(48,454)	(48,652)	(31,925)	(30,832)
Total portfolio loans held for investment, net	2,692,361	2,629,952	2,581,511	2,075,597	1,990,756
Premises and equipment, net	14,863	15,085	15,525	5,959	5,551
Accrued interest receivable	15,149	19,458	16,664	12,468	12,162
Goodwill	22,478	24,085	21,126	—	—
Intangible assets	13,668	13,861	14,072	—	—
Core deposit intangibles	1,627	1,695	1,745	—	—
Loan servicing assets	2,221	2,244	5,511	—	—
Deferred tax asset	15,667	15,902	16,670	10,748	12,150
Bank owned life insurance	44,721	44,335	43,956	38,779	38,414
Other assets	34,410	34,062	35,420	26,388	10,973
Total assets	$3,388,662	$3,349,805	$3,206,911	$2,560,788	$2,438,583

Liabilities
Deposits
Noninterest-bearing	$836,979	$812,224	$810,928	$718,120	$684,574
Interest-bearing	2,103,759	2,079,109	1,951,011	1,468,104	1,415,854
Total deposits	2,940,738	2,891,333	2,761,939	2,186,224	2,100,428
Federal Home Loan Bank advances	22,000	22,000	22,000	52,000	32,000
Other borrowed funds	12,062	12,062	12,062	12,062	12,062
Accrued interest payable	8,158	9,995	9,393	8,503	6,573
Other liabilities	25,669	44,838	46,378	21,888	19,666
Total liabilities	3,008,627	2,980,228	2,851,772	2,280,677	2,170,729

Stockholders' equity
Common stock	166	167	167	139	139
Additional paid-in capital	126,888	128,692	128,598	55,585	55,005
Retained earnings	261,093	249,925	237,843	232,995	225,824
Accumulated other comprehensive loss	(8,112)	(9,207)	(11,469)	(8,608)	(13,114)
Total stockholders' equity	380,035	369,577	355,139	280,111	267,854
Total liabilities and stockholders' equity	$3,388,662	$3,349,805	$3,206,911	$2,560,788	$2,438,583

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended June 30, 2025			Three Months Ended March 31, 2025			Three Months Ended June 30, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$182,192	$2,065	4.55%	$203,053	$2,138	4.27%	$77,069	$937	4.89%
Federal funds sold	59	—	—	58	1	6.99	56	1	7.18
Investment securities available-for-sale	230,317	1,582	2.76	235,605	1,861	3.20	223,973	1,308	2.35
Restricted investments	7,038	129	7.35	5,761	69	4.86	5,435	94	6.96
Loans held for sale	9,950	163	6.57	9,356	238	10.32	7,907	132	6.71
Portfolio loans receivable(2)(3)	2,733,865	60,647	8.90	2,634,110	58,453	9.00	1,992,630	48,143	9.72
Total interest earning assets	3,163,421	64,586	8.19	3,087,943	62,760	8.24	2,307,070	50,615	8.82
Noninterest earning assets	129,112			134,021			46,798
Total assets	$3,292,533			$3,221,964			$2,353,868

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$281,878	391	0.56	$242,355	368	0.62	$216,247	148	0.28
Savings	13,043	16	0.49	13,204	18	0.55	4,409	1	0.09
Money market accounts	924,784	8,022	3.48	869,978	7,399	3.45	671,240	7,032	4.21
Time deposits	816,809	8,293	4.07	859,729	8,727	4.12	465,822	5,869	5.07
Borrowed funds	34,062	218	2.57	34,062	201	2.39	54,863	508	3.72
Total interest-bearing liabilities	2,070,576	16,940	3.28	2,019,328	16,713	3.36	1,412,581	13,558	3.86
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	45,523			56,503			24,844
Noninterest-bearing deposits	804,639			783,018			653,018
Stockholders’ equity	371,795			363,115			263,425
Total liabilities and stockholders’ equity	$3,292,533			$3,221,964			$2,353,868

Net interest spread			4.91%			4.88%			4.96%
Net interest income		$47,646			$46,047			$37,057
Net interest margin(4)			6.04%			6.05%			6.46%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, collectively, Commercial Bank Loan Yield was 7.14%, 7.14% and 7.04%, respectively.
(4)For the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, collectively, Commercial Bank Net Interest Margin was 4.36%, 4.32% and 3.90%, respectively.

	Six Months Ended June 30,
	2025			2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$192,565	$4,203	4.40%	$80,800	$1,986	4.94%
Federal funds sold	59	1	3.42	56	2	7.18
Investment securities available-for-sale	232,947	3,443	2.98	228,602	2,559	2.25
Restricted investments	6,403	198	6.24	5,018	171	6.85
Loans held for sale	9,654	401	8.38	6,390	215	6.77
Portfolio loans receivable(2)(3)	2,684,263	119,100	8.95	1,960,001	94,051	9.65
Total interest earning assets	3,125,891	127,346	8.22	2,280,867	98,984	8.73
Noninterest earning assets	131,552			45,684
Total assets	$3,257,443			$2,326,551

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$262,226	$759	0.58%	$199,732	$258	0.26%
Savings	13,123	34	0.52	4,625	2	0.09
Money market accounts	897,532	15,421	3.46	676,827	14,168	4.21
Time deposits	838,151	17,020	4.09	457,892	11,455	5.03
Borrowed funds	34,062	419	2.48	56,913	1,036	3.66
Total interest-bearing liabilities	2,045,094	33,653	3.32	1,395,989	26,919	3.88
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	50,982			24,332
Noninterest-bearing deposits	793,888			645,071
Stockholders’ equity	367,479			261,159
Total liabilities and stockholders’ equity	$3,257,443			$2,326,551

Net interest spread			4.90%			4.85%
Net interest income		$93,693			$72,065
Net interest margin(4)			6.04%			6.35%
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the years ended June 30, 2025 and 2024, collectively. Commercial Bank Loan Yield was 7.14% and 7.00%, respectively.
(4)For the years ended June 30, 2025 and 2024, collectively. Commercial Bank Net Interest Margin was 4.33% and 3.84%, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, OpenSky™ (the Company’s credit card division), Windsor Advantage™ and Capital Bank Home Loans (the Company’s mortgage loan division).

Prior to March 31, 2025, the Company disclosed Corporate as a reportable segment. The Company has determined that what was previously deemed the Corporate reportable segment consists of other business activities that are associated with the Commercial Bank and are reflected in the tabular disclosures that follow. It should be noted that such restructuring of the tabular disclosure did not result in any changes to the Company's revenue and expense allocation methodology. The Company restructured prior period tabular disclosures to achieve appropriate comparability.

The following schedules reported internally for performance assessment by the chief operating decision maker presents financial information for each reportable segment for the periods indicated. Total assets are presented as of June 30, 2025, March 31, 2025, and June 30, 2024.

Segments
For the three months ended June 30, 2025
(in thousands)	Commercial Bank		OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$49,929		$14,494	$—	$163	$64,586
Interest expense	16,856			—	84	16,940
Net interest income	33,073		14,494	—	79	47,646
Provision for credit losses	1,159		2,922	—	—	4,081
Provision for credit losses on unfunded commitments	—		—	—	—	—
Net interest income after provision	31,914		11,572	—	79	43,565
Noninterest income
Service charges on deposits	262		—	—	—	262
Credit card fees	—		4,298	—	—	4,298
Mortgage banking revenue	465		—	—	1,289	1,754
Government lending revenue	3,112		—	—	—	3,112
Government loan servicing revenue(1)	(1,052)		—	4,696	—	3,644
Loan servicing rights (government guaranteed)(2)	(590)		—	—	—	(590)
Other income	349		25	—	252	626
Total noninterest income	2,546	2546000	4,323	4,696	1,541	13,106
Noninterest expenses
Salaries and employee benefits	11,090		3,403	2,509	1,458	18,460
Occupancy and equipment	1,903		573	368	151	2,995
Professional fees	1,572		552	71	227	2,422
Data processing	454		6,897	133	36	7,520
Advertising	795		470	35	71	1,371
Loan processing	650		24	54	251	979
Foreclosed real estate expenses, net	—		—	—	—	—
Merger-related expenses	1,398		—	—	—	1,398
Operational losses	100		833	—	—	933
Regulatory assessment expenses	860		15	6	3	884
Other operating	1,817		338	354	101	2,610
Total noninterest expenses	20,639		13,105	3,530	2,298	39,572
Net income (loss) before taxes	$13,821		$2,790	$1,166	$(678)	$17,099

Total assets	$3,211,421		$129,397	$25,936	$21,908	$3,388,662
________________________
(1)     Gross government loan servicing revenue totaled $4.7 million, including $1.1 million of servicing fees earned from the Commercial Bank by Windsor, for the three months ended June 30, 2025.
(2)     Loan servicing revenue of negative $0.6 million for the Commercial Bank includes a $1.1 million negative fair value adjustment associated with loan servicing portfolio

Segments
For the three months ended March 31, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$48,164	$14,444	$—	$152	$62,760
Interest expense	16,649	—	—	64	16,713
Net interest income	31,515	14,444	—	88	46,047
Provision for credit losses	446	1,800	—	—	2,246
Provision for credit losses on unfunded commitments	—	—	—	—	—
Net interest income after provision	31,069	12,644	—	88	43,801
Noninterest income
Service charges on deposits	258	—	—	—	258
Credit card fees	—	3,722	—	—	3,722
Mortgage banking revenue	263	—	—	1,568	1,831
Government lending revenue	1,096	—	—	—	1,096
Government loan servicing revenue(1)	(1,038)	—	4,606	—	3,568
Loan servicing rights (government guaranteed)	472	—	—	—	472
Other income	1,423	11	—	168	1,602
Total noninterest income	2,474	3,733	4,606	1,736	12,549
Noninterest expenses
Salaries and employee benefits	10,626	3,345	2,406	1,690	18,067
Occupancy and equipment	1,577	488	711	134	2,910
Professional fees	1,151	591	120	250	2,112
Data processing	440	6,582	53	37	7,112
Advertising	718	874	104	83	1,779
Loan processing	477	19	7	240	743
Foreclosed real estate expenses, net	1	—	—	—	1
Merger-related expenses	1,266	—	—	—	1,266
Operational losses	31	872	—	—	903
Regulatory assessment expenses	865	15	5	4	889
Other operating	1,408	516	254	93	2,271
Total noninterest expenses	18,560	13,302	3,660	2,531	38,053
Net income (loss) before taxes	$14,983	$3,075	$946	$(707)	$18,297

Total assets	$3,192,327	$119,636	$23,750	$14,092	$3,349,805
________________________
(1)     Gross government loan servicing revenue totaled $4.6 million, including $1.0 million of servicing fees earned from the Commercial Bank by Windsor, for the three months ended March 31, 2025.

Segments
For the three months ended June 30, 2024
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$34,698	$15,785	$—	$132	$50,615
Interest expense	13,475	—	—	83	13,558
Net interest income	21,223	15,785	—	49	37,057
Provision for credit losses	1,118	2,299	—	—	3,417
Provision for credit losses on unfunded commitments	104	—	—	—	104
Net interest income after provision	20,001	13,486	—	49	33,536
Noninterest income
Service charges on deposits	200	—	—	—	200
Credit card fees	—	4,330	—	—	4,330
Mortgage banking revenue	334	—	—	1,656	1,990
Other income	143	38	—	189	370
Total noninterest income	677	4,368	—	1,845	6,890
Noninterest expense
Salaries and employee benefits	8,595	3,086	—	1,591	13,272
Occupancy and equipment	1,221	499	—	144	1,864
Professional fees	855	675	—	239	1,769
Data processing	145	6,597	—	46	6,788
Advertising	404	1,576	—	92	2,072
Loan processing	233	16	—	227	476
Foreclosed real estate expenses, net	—	—	—	—	—
Merger-related expenses	83	—	—	—	83
Operational losses	—	782	—	—	782
Regulatory assessment expenses	427	—	—	—	427
Other operating	1,255	544	—	161	1,960
Total noninterest expenses	13,218	13,775	—	2,500	29,493
Net income (loss) before taxes	$7,460	$4,079	$—	$(606)	$10,933

Total assets	$2,303,368	$115,593	$—	$19,622	$2,438,583

Segments
For the six months ended June 30, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$98,093	$28,938	$—	$315	$127,346
Interest expense	33,505	—	—	148	33,653
Net interest income	64,588	28,938	—	167	93,693
Provision for credit losses	1,605	4,722	—	—	6,327
Provision for credit losses on unfunded commitments	—	—	—	—	—
Net interest income after provision	62,983	24,216	—	167	87,366
Noninterest income
Service charges on deposits	520	—	—	—	520
Credit card fees	—	8,020	—	—	8,020
Mortgage banking revenue	728	—	—	2,857	3,585
Government lending revenue	4,208	—	—	—	4,208
Government loan servicing revenue(1)	(2,090)	—	9,302	—	7,212
Loan servicing rights (government guaranteed)	(118)	—	—	—	(118)
Other income	1,772	36	—	420	2,228
Total noninterest income	5,020	8,056	9,302	3,277	25,655
Noninterest expenses
Salaries and employee benefits	21,716	6,748	4,915	3,148	36,527
Occupancy and equipment	3,480	1,061	1,079	285	5,905
Professional fees	2,723	1,143	191	477	4,534
Data processing	894	13,479	186	73	14,632
Advertising	1,513	1,344	139	154	3,150
Loan processing	1,127	43	61	491	1,722
Foreclosed real estate expenses, net	1	—	—	—	1
Merger-related expenses	2,664	—	—	—	2,664
Operational losses	131	1,705	—	—	1,836
Regulatory assessment expenses	1,725	30	11	7	1,773
Other operating	3,225	854	608	194	4,881
Total noninterest expenses	39,199	26,407	7,190	4,829	77,625
Net income (loss) before taxes	$28,804	$5,865	$2,112	$(1,385)	$35,396

Total assets	$3,211,421	$129,397	$25,936	$21,908	$3,388,662
________________________
(1)     Gross government loan servicing revenue totaled $9.3 million, including $2.1 million of servicing fees earned from the Commercial Bank by Windsor, for the six months ended June 30, 2025.

Segments
For the six months ended June 30, 2024
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$68,063	$30,706	$—	$215	$98,984
Interest expense	26,795	—	—	124	26,919
Net interest income	41,268	30,706	—	91	72,065
Provision for credit losses	2,286	3,858	—	—	6,144
Provision for credit losses on unfunded commitments	246	—	—	—	246
Net interest income after provision	38,736	26,848	—	91	65,675
Noninterest income
Service charges on deposits	407	—	—	—	407
Credit card fees	—	8,211	—	—	8,211
Mortgage banking revenue	622	—	—	2,821	3,443
Other income	353	72	—	376	801
Total noninterest income	1,382	8,283	—	3,197	12,862
Noninterest expenses
Salaries and employee benefits	17,304	5,898	—	2,977	26,179
Occupancy and equipment	2,265	933	—	279	3,477
Professional fees	1,656	1,616	—	444	3,716
Data processing	461	13,004	—	84	13,549
Advertising	786	3,168	—	150	4,104
Loan processing	392	29	—	426	847
Foreclosed real estate expenses, net	1	—	—	—	1
Merger-related expenses	795	—	—	—	795
Operational losses	5	1,708	—	—	1,713
Regulatory assessment expenses	900	—	—	—	900
Other operating	2,436	1,018	—	245	3,699
Total noninterest expenses	27,001	27,374	—	4,605	58,980
Net income (loss) before taxes	$13,117	$7,757	$—	$(1,317)	$19,557

Total assets	$2,303,368	$115,593	$—	$19,622	$2,438,583

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands, except per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Earnings:
Net income	$13,136	$13,932	$7,533	$8,672	$8,205
Earnings per common share, diluted	0.78	0.82	0.45	0.62	0.59
Net interest margin	6.04%	6.05%	5.87%	6.41%	6.46%
Commercial Bank net interest margin(2)	4.36%	4.32%	3.99%	4.01%	3.90%
Return on average assets(1)	1.60%	1.75%	0.96%	1.42%	1.40%
Return on average equity(1)	14.17%	15.56%	8.50%	12.59%	12.53%
Efficiency ratio	65.14%	64.94%	66.70%	66.07%	67.11%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$2,739,808	$2,678,406	$2,630,163	$2,107,522	$2,021,588
Total deposits	2,940,738	2,891,333	2,761,939	2,186,224	2,100,428
Total assets	3,388,662	3,349,805	3,206,911	2,560,788	2,438,583
Total stockholders' equity	380,035	369,577	355,139	280,111	267,854
Total average portfolio loans receivable, net deferred fees	2,733,865	2,634,110	2,592,960	2,053,619	1,992,630
Total average deposits	2,841,153	2,768,284	2,611,994	2,091,294	2,010,736
Portfolio loans-to-deposit ratio (period-end balances)	93.17%	92.64%	95.23%	96.40%	96.25%
Portfolio loans-to-deposit ratio (average balances)	96.22%	95.15%	99.27%	98.20%	99.10%

Asset Quality Ratios:
Nonperforming assets to total assets	1.11%	1.28%	0.94%	0.60%	0.58%
Nonperforming loans to total loans	1.37%	1.60%	1.15%	0.73%	0.70%
Net charge-offs to average portfolio loans (1)	0.75%	0.38%	0.37%	0.51%	0.39%
Allowance for credit losses to total loans	1.73%	1.81%	1.85%	1.51%	1.53%
Allowance for credit losses to non-performing loans	126.51%	119.73%	160.88%	206.50%	219.40%

Bank Capital Ratios:
Total risk based capital ratio	13.13%	12.93%	12.79%	13.76%	14.51%
Tier-1 risk based capital ratio	11.87%	11.67%	11.54%	12.50%	13.25%
Leverage ratio	9.39%	9.27%	9.17%	9.84%	10.36%
Common Equity Tier-1 capital ratio	11.87%	11.67%	11.54%	12.50%	13.25%
Tangible common equity	8.84%	8.66%	9.31%	9.12%	9.53%
Holding Company Capital Ratios:
Total risk based capital ratio	15.30%	14.97%	15.48%	16.65%	16.98%
Tier-1 risk based capital ratio	13.66%	13.32%	13.83%	14.88%	15.19%
Leverage ratio	10.90%	10.68%	11.07%	11.85%	11.93%
Common Equity Tier-1 capital ratio	13.58%	13.24%	13.74%	14.78%	15.08%
Tangible common equity	10.22%	9.94%	11.07%	10.94%	10.98%
_______________
(1)Annualized.
(2)Refer to Appendix for reconciliation of non-GAAP measures.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited (Continued)
	Quarter Ended
(in thousands, except per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Composition of Loans:
Commercial real estate, non owner-occupied	$495,341	$484,399	$471,329	$403,487	$397,080
Commercial real estate, owner-occupied	436,421	420,643	440,026	351,462	319,370
Residential real estate	710,730	693,597	688,552	623,684	601,312
Construction real estate	343,189	343,280	321,252	301,909	294,489
Commercial and industrial	593,279	594,331	554,550	271,811	255,686
Lender finance	32,494	23,165	28,574	29,546	33,294
Business equity lines of credit	2,853	3,468	3,090	2,663	2,989
Credit card, net of reserve(3)	131,029	118,709	127,766	127,098	122,217
Other consumer loans	2,727	2,200	2,089	2,045	1,930
Portfolio loans receivable	$2,748,063	$2,683,792	$2,637,228	$2,113,705	$2,028,367
Deferred origination fees, net	(8,255)	(5,386)	(7,065)	(6,183)	(6,779)
Portfolio loans receivable, net	$2,739,808	$2,678,406	$2,630,163	$2,107,522	$2,021,588

Composition of Deposits:
Noninterest-bearing	$836,979	$812,224	$810,928	$718,120	$684,574
Interest-bearing demand	319,431	296,455	238,881	266,493	266,070
Savings	12,879	12,819	13,488	3,763	4,270
Money markets	960,237	912,418	816,708	686,526	672,455
Customer time deposits	541,079	549,630	548,901	358,300	317,911
Brokered time deposits	270,133	307,787	333,033	153,022	155,148
Total deposits	$2,940,738	$2,891,333	$2,761,939	$2,186,224	$2,100,428

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$80,334	$65,815	$89,998	$74,690	$82,363
Mortgage loans sold	59,663	54,144	77,399	67,296	66,417
Gain on sale of loans	1,597	1,664	1,897	1,644	1,732
Purchase volume as a % of originations	91.61%	90.73%	90.42%	90.98%	96.48%
Gain on sale as a % of loans sold(4)	2.68%	3.07%	2.45%	2.44%	2.61%
Mortgage commissions	$501	$545	$620	$598	$582

OpenSky™ Portfolio Metrics:
Open customer accounts	585,372	563,718	552,566	548,952	537,734
Secured credit card loans, gross	$86,400	$81,252	$87,226	$89,641	$90,961
Unsecured credit card loans, gross	46,352	38,987	42,430	39,730	33,560
Noninterest secured credit card deposits	168,936	168,796	166,355	170,750	173,499
_______________
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Quarter Ended
(in thousands, except per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Net Income	$13,136	$13,932	$7,533	$8,672	$8,205
Add: Merger-Related Expenses, Net of Tax	1,070	964	2,151	557	62
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	2,620	—	—
Add: IFH ACL Provision, Net of Tax	—	—	3,169	—	—
Core Net Income	$14,206	$14,896	$15,473	$9,229	$8,267

Weighted Average Common Shares - Diluted	16,802	16,925	16,729	13,951	13,895
Earnings per Share - Diluted	$0.78	$0.82	$0.45	$0.62	$0.59
Core Earnings per Share - Diluted	$0.85	$0.88	$0.92	$0.66	$0.59

Average Assets	$3,292,533	$3,221,964	$3,120,107	$2,437,870	$2,353,868
Return on Average Assets(1)	1.60%	1.75%	0.96%	1.42%	1.40%
Core Return on Average Assets(1)	1.73%	1.87%	1.97%	1.51%	1.41%

Average Equity	$371,795	$363,115	$352,537	$274,087	$263,425
Return on Average Equity(1)	14.17%	15.56%	8.50%	12.59%	12.53%
Core Return on Average Equity(1)	15.33%	16.64%	17.46%	13.40%	12.62%

Net Interest Income (a)	$47,646	$46,047	$44,327	$38,354	$37,057
Noninterest Income	13,106	12,549	11,913	6,635	6,890
Total Revenue	$60,752	$58,596	$56,240	$44,989	$43,947
Noninterest Expense	$39,572	$38,053	$37,514	$29,725	$29,493
Efficiency Ratio(2)	65.1%	64.9%	66.7%	66.1%	67.1%

Noninterest Income	$13,106	$12,549	$11,913	$6,635	$6,890
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	2,620	—	—
Core Fee Revenue (b)	$13,106	$12,549	$14,533	$6,635	$6,890
Core Revenue (a) + (b)	$60,752	$58,596	$58,860	$44,989	$43,947

Noninterest Expense	$39,572	$38,053	$37,514	$29,725	$29,493
Less: Merger-Related Expenses	1,398	1,266	2,615	520	83
Core Noninterest Expense	$38,174	$36,787	$34,899	$29,205	$29,410
Core Efficiency Ratio(2)	62.8%	62.8%	59.3%	64.9%	66.9%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Six Months Ended
(in thousands, except per share data)	June 30, 2025	June 30, 2024

Net Income	$27,068	$14,767
Add: Merger-Related Expenses, Net of Tax	2,034	600
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—
Add: IFH ACL Provision, Net of Tax	—	—
Core Net Income	$29,102	$15,367

Weighted Average Common Shares - Diluted	16,872	13,907
Earnings per Share - Diluted	$1.60	$1.06
Core Earnings per Share - Diluted	$1.72	$1.10

Average Assets	$3,257,443	$2,326,551
Return on Average Assets(1)	1.68%	1.28%
Core Return on Average Assets	1.80%	1.33%

Average Equity	$367,479	$261,159
Return on Average Equity(1)	14.85%	11.37%
Core Return on Average Equity	15.97%	11.83%

Net Interest Income (a)	$93,693	$72,065
Noninterest Income	25,655	12,862
Total Revenue	$119,348	$84,927
Noninterest Expense	$77,625	$58,980
Efficiency Ratio(2)	65.0%	69.4%

Noninterest Income	$25,655	$12,862
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—
Core Fee Revenue (b)	$25,655	$12,862
Core Revenue (a) + (b)	$119,348	$84,927

Noninterest Expense	$77,625	$58,980
Less: Merger-Related Expenses	2,664	795
Core Noninterest Expense	$74,961	$58,185
Core Efficiency Ratio(2)	62.8%	68.5%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Commercial Bank Net Interest Margin	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Commercial Bank Net Interest Income	$33,073	$31,515	$28,812	$22,676	$21,223
Average Interest Earning Assets	3,176,544	3,087,943	3,003,081	2,380,946	2,307,070
Less: Average Non-Commercial Bank Interest Earning Assets	132,196	128,278	133,401	129,906	119,801
Average Commercial Bank Interest Earning Assets	$3,044,348	$2,959,665	$2,869,680	$2,251,040	$2,187,269
Commercial Bank Net Interest Margin	4.36%	4.32%	3.99%	4.01%	3.90%

Commercial Bank Net Interest Margin	Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024

Commercial Bank Net Interest Income	$64,588	$41,268
Average Interest Earning Assets	3,138,661	2,280,867
Less: Average Non-Commercial Bank Interest Earning Assets	130,248	118,000
Average Commercial Bank Interest Earning Assets	$3,008,413	$2,162,867
Commercial Bank Net Interest Margin	4.33%	3.84%

Commercial Bank Portfolio Loans Receivable Yield	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Portfolio Loans Receivable Interest Income	$60,647	$58,453	$58,409	$49,886	$48,143
Less: Credit Card Loan Income	14,116	14,148	15,022	15,137	15,205
Commercial Bank Portfolio Loans Receivable Interest Income	$46,531	$44,305	$43,387	$34,749	$32,938
Average Portfolio Loans Receivable	2,733,865	2,634,110	2,592,960	2,053,619	1,992,630
Less: Average Credit Card Loans	121,414	118,723	120,993	119,458	111,288
Total Commercial Bank Average Portfolio Loans Receivable	$2,612,451	$2,515,387	$2,471,967	$1,934,161	$1,881,342
Commercial Bank Portfolio Loans Receivable Yield	7.14%	7.14%	6.98%	7.15%	7.04%

Commercial Bank Portfolio Loans Receivable Yield	Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024

Portfolio Loans Receivable Interest Income	$119,100	$94,051
Less: Credit Card Loan Income	28,264	29,662
Commercial Bank Portfolio Loans Receivable Interest Income	$90,836	$64,389
Average Portfolio Loans Receivable	2,684,263	1,960,001
Less: Average Credit Card Loans	120,076	110,885
Total Commercial Bank Average Portfolio Loans Receivable	$2,564,187	$1,849,116
Commercial Bank Portfolio Loans Receivable Yield	7.14%	7.00%

Appendix

Reconciliation of Non-GAAP Measures

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Net Income	$13,136	$13,932	$7,533	$8,672	$8,205
Add: Income Tax Expense	3,963	4,365	3,243	2,827	2,728
Add: Provision for Credit Losses	4,081	2,246	7,828	3,748	3,417
Add: Provision for Credit Losses on Unfunded Commitments	—	—	122	17	104
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$21,180	$20,543	$18,726	$15,264	$14,454

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024

Net Income	$27,068	$14,767
Add: Income Tax Expense	8,328	4,790
Add: Provision for Credit Losses	6,327	6,144
Add: Provision for Credit Losses on Unfunded Commitments	—	246
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$41,723	$25,947

Core PPNR	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Net Income	$13,136	$13,932	$7,533	$8,672	$8,205
Add: Income Tax Expense	3,963	4,365	3,243	2,827	2,728
Add: Provision for Credit Losses	4,081	2,246	7,828	3,748	3,417
Add: Provision for Credit Losses on Unfunded Commitments	—	—	122	17	104
Add: Merger-Related Expenses	1,398	1,266	2,615	520	83
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	2,620	—	—
Core PPNR	$22,578	$21,809	$23,961	$15,784	$14,537

Core PPNR	Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024

Net Income	$27,068	$14,767
Add: Income Tax Expense	8,328	4,790
Add: Provision for Credit Losses	6,327	6,144
Add: Provision for Credit Losses on Unfunded Commitments	—	246
Add: Merger-Related Expenses	2,664	795
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—
Core PPNR	$44,387	$26,742

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Allowance for Credit Losses	$47,447	$48,454	$48,652	$31,925	$30,832
Total Portfolio Loans	2,739,808	2,678,406	2,630,163	2,107,522	2,021,588
Allowance for Credit Losses to Total Portfolio Loans	1.73%	1.81%	1.85%	1.51%	1.53%

Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Allowance for Credit Losses	$47,447	$48,454	$48,652	$31,925	$30,832
Less: Credit Card Allowance for Credit Losses	6,762	5,905	6,402	7,339	6,768
Commercial Bank Allowance for Credit Losses	40,685	42,549	42,250	24,586	24,064
Total Portfolio Loans	2,739,808	2,678,406	2,630,163	2,107,522	2,021,588
Less: Gross Credit Card Loans	126,233	115,991	122,928	121,718	116,180
Commercial Bank Portfolio Loans	2,613,575	2,562,415	2,507,235	1,985,804	1,905,408
Commercial Bank Allowance for Credit Losses to Total Portfolio Loans	1.56%	1.67%	1.70%	1.24%	1.26%

Nonperforming Assets to Total Assets	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Total Nonperforming Assets	$37,505	$42,934	$30,241	$15,460	$14,053
Total Assets	3,388,662	3,349,805	3,206,911	2,560,788	2,438,583
Nonperforming Assets to Total Assets	1.11%	1.28%	0.94%	0.60%	0.58%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Total Nonperforming Loans	$37,505	$42,934	$30,241	$15,460	$14,053
Total Portfolio Loans	2,739,808	2,678,406	2,630,163	2,107,522	2,021,588
Nonperforming Loans to Total Portfolio Loans	1.37%	1.60%	1.15%	0.73%	0.70%

Net Charge-Offs to Average Portfolio Loans	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Total Net Charge-Offs	$5,088	$2,444	$2,427	$2,655	$1,935
Total Average Portfolio Loans	2,733,865	2,634,110	2,592,960	2,053,619	1,992,630
Net Charge-Offs to Average Portfolio Loans, Annualized	0.75%	0.38%	0.37%	0.51%	0.39%

Appendix

Reconciliation of Non-GAAP Measures

Tangible Book Value per Share	Quarter Ended
(in thousands, except share and per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Total Stockholders' Equity	$380,035	$369,577	$355,139	$280,111	$267,854
Less: Preferred Equity	—	—	—	—	—
Less: Intangible Assets	37,773	39,641	36,943	—	—
Tangible Common Equity	$342,262	$329,936	$318,196	$280,111	$267,854
Period End Shares Outstanding	16,581,990	16,657,168	16,662,626	13,917,891	13,910,467
Tangible Book Value per Share	$20.64	$19.81	$19.10	$20.13	$19.26

Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Net Income	$13,136	$13,932	$7,533	$8,672	$8,205
Add: Intangible Amortization, Net of Tax	200	199	198	—	—
Net Tangible Income	$13,336	$14,131	$7,731	$8,672	$8,205
Average Equity	371,795	363,115	352,537	274,087	263,425
Less: Average Intangible Assets	39,552	36,896	22,890	—	—
Net Average Tangible Common Equity	$332,243	$326,219	$329,647	$274,087	$263,425
Return on Average Equity	14.17%	15.56%	8.50%	12.59%	12.53%
Return on Average Tangible Common Equity	16.10%	17.57%	9.33%	12.59%	12.53%

Return on Average Tangible Common Equity	Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024

Net Income	$27,068	$14,767
Add: Intangible Amortization, Net of Tax	399	—
Net Tangible Income	$27,467	$14,767
Average Equity	367,479	261,159
Less: Average Intangible Assets	38,232	—
Net Average Tangible Common Equity	$329,247	$261,159
Return on Average Equity	14.85%	11.37%
Return on Average Tangible Common Equity	16.82%	11.37%

Core Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Net Income, as Adjusted	$14,206	$14,896	$15,473	$9,229	$8,267
Add: Intangible Amortization, Net of Tax	200	199	198	—	—
Core Net Tangible Income	$14,406	$15,095	$15,671	$9,229	$8,267
Core Return on Average Tangible Common Equity	17.39%	18.77%	18.91%	13.40%	12.62%

Core Return on Average Tangible Common Equity	Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024

Net Income, as Adjusted	$29,102	$15,367
Add: Intangible Amortization, Net of Tax	399	—
Core Net Tangible Income	$29,501	$15,367
Core Return on Average Tangible Common Equity	18.07%	11.83%

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the Washington, D.C., Baltimore, other Maryland markets, one bank branch in Fort Lauderdale, Florida, one bank branch in Chicago, Illinois and one bank branch in Raleigh, North Carolina. Capital Bancorp had assets of approximately $3.4 billion at June 30, 2025 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; geopolitical concerns, including the ongoing wars in Ukraine and in the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; tariffs, trade policies, and related tensions, which could impact our clients, specific industry sectors and/or broader economic conditions and financial markets; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; climate change, and other catastrophic disasters; the effect of the IFH acquisition or any other acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Dominic C. Canuso (301) 468-8848 x1403
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com